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                                 PROMISSORY NOTE

U.S. $206,800                                              Stamford, Connecticut
                                                              September 30, 1997

     FOR VALUE RECEIVED, the undersigned, MR. RICHARD A. SANDBERG, a resident of New Canaan, Connecticut ("Borrower"), hereby promises to pay to the order of LIFECODES CORPORATION, a Delaware corporation located at 550 West Avenue, Stamford, Connecticut 06902 (the "Corporation"), the principal sum of Two Hundred Six Thousand Eight Hundred DOLLARS ($206,800) on September 30, 1999, together with, accrued interest on the unpaid balance hereof at a rate equal to eight percent (8%).

     The first installment of accrued interest shall be due on September 30, 1998, and the remaining installment of accrued interest and the entire principal amount shall be due on September 30, 1999.

     Borrower shall have the right at any time to prepay the entire outstanding amount of this Note. Borrower shall have the right to make a partial prepayment of this Note at any time.

     As security for the payment and performance of Borrower's obligations under this Note, Borrower hereby grants the Corporation a security interest in and pledges and deposits with the Corporation all of the shares of common stock of the Corporation purchased by Borrower on the date hereof pursuant to the terms of a Stock Purchase Agreement between the Corporation and Borrower (the "Shares"). In connection herewith, Borrower shall deliver to the Corporation Certificate No. 96 representing the Shares, accompanied by stock powers and other instruments of assignment as Corporation may request, duly endorsed in blank by Borrower.

     The principal amount of this Note shall become immediately due and payable, together with all interest accrued thereon, upon the occurrence of any of the following events:

     i. Any failure to make payment of any installment of principal or interest on this Note or any other default in the performance, or breach, of any other covenant, agreement or provision contained in this Note;

     ii. Any default by Borrower in the payment of indebtedness owing to any bank or institutional lender;

     iii. Entry of a final judgment against Borrower for the payment of money in excess of $50,000, without discharge or provision for discharge thereof, or procurement of a stay of execution thereof, within 60 days from the date of entry of judgment;


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     iv. The institution by Borrower of proceedings under any applicable bankruptcy code or any chapter thereof, or the consent to the institution of bankruptcy or insolvency proceedings against him, or the filing of a petition or answer or consent seeking reorganization or relief under the applicable bankruptcy code or any chapter thereof or any other applicable national or state law, or the consent by him to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator or other similar official of Borrower or any substantial part of his properties or assets or the making by him of an assignment for the benefit of creditors, or the admission by Borrower in writing of his inability to pay his debts generally as they become due, or the taking of action by Borrower in furtherance of any such action;

     v. The death or disability of Borrower or any termination or resignation of Borrower which results in Borrower no longer serving as either an officer or director of the Corporation.

     At the option of the Corporation, immediately and without notice to Borrower upon the occurrence of an event of default specified in the foregoing subparagraphs of this Note, the obligation of Borrower hereunder shall immediately become due and payable without further action of any kind, and this Note shall become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower.

     Borrower further promises to pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by the Corporation in attempting or effecting payment or collecting hereunder, or in protecting, sustaining, realizing or foreclosing on the collateral securing this Note, in each case, whether or not suit is instituted.

     Failure by the holder hereof to insist upon performance in accordance with the terms of this Note shall not be deemed a waiver of any other obligation under this Note or any collateral securing this Note.

     The Corporation reserves the right to pledge, hypothecate or otherwise dispose of this Note. Any subsequent holder of this Note shall not be subject to (and Borrower expressly waives as against such subsequent holder) any defenses, set-offs, counterclaims or other objections to the payment of this Note.

     This Note is to be governed by and construed in accordance with the laws of the State of Connecticut for all purposes, without regard to its conflicts of laws provisions.




                                                 -------------------------------
                                                 RICHARD A. SANDBERG


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